Special Shareholder Meeting (Unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Equity Trust and its series, John Hancock Small Cap Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on the proposal listed below:

Proposal 1: To elect eleven Trustees as members of the Board of Trustees of John Hancock Equity Trust.

PROPOSAL 1 PASSED FOR ALL TRUSTEE S ON APRIL 16, 2009.

1. E lection of eleven Trustees as members of the Board of Trustees of each of the Trusts (all Trusts):

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	3,476,354.6510	46.068%	95.038%
Withhold	181,513.6480	2.405%	4.962%
TOTAL	3,657,868.2990	48.473%	100.000%
John G. vrysen
Affirmative	3,480,883.6510	46.128%	95.162%
Withhold	176,984.6480	2.345%	4.838%
TOTAL	3,657,868.2990	48.473%	100.000%
James F. Carlin
Affirmative	3,489,005.6510	46.235%	95.384%
Withhold	168,862.6480	2.238%	4.616%
TOTAL	3,657,868.2990	48.473%	100.000%
william h. Cunningham
Affirmative	3,485,730.8590	46.192%	95.294%
Withhold	172,137.4400	2.281%	4.706%
TOTAL	3,657,868.2990	48.473%	100.000%
deborah Jackson
Affirmative	3,490,641.6510	46.257%	95.428%
Withhold	167,226.6480	2.216%	4.572%
TOTAL	3,657,868.2990	48.473%	100.000%
Charles L. Ladner
Affirmative	3,486,235.6510	46.199%	95.308%
Withhold	171,632.6480	2.274%	4.692%
TOTAL	3,657,868.2990	48.473%	100.000%
Stanley Martin
Affirmative	3,491,050.6510	46.262%	95.439%
Withhold	166,817.6480	2.211%	4.561%
TOTAL	3,657,868.2990	48.473%	100.000%
Patti McGill Peterson
Affirmative	3,491,472.6510	46.268%	95.451%
Withhold	166,395.6480	2.205%	4.549%
TOTAL	3,657,868.2990	48.473%	100.000%

John A. Moore
Affirmative Withhold	3,492,372.6510	46.280%	95.476%
	165,495.6480	2.193%	4.524%
TOTAL	3,657,868.2990	48.473%	100.000%
Steven R. Pruchansky
Affirmative Withhold
	3,484,192.6510	46.172%	95.252%
	173,675.6480	2.301%	4.748%

TOTAL	3,657,868.2990	48.473%	100.000%
Gregory A. Russo
Affirmative Withhold
	3,492,127.6510	46.277%	95.469%
	165,740.6480	2.196%	4.531%
TOTAL	3,657,868.2990	48.473%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Equity Trust and its series, John Hancock Small Cap Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on the proposals listed below:

Proposal 2: To approve a new form of Advisory Agreement between John Hancock Equity Trust and John Hancock Advisers, LLC. (all Funds)

PROPOSAL 2 DID NOT PASS ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between each Trust and John Hancock Advisers, LLC (all Funds).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	2,244,785.6414	29.747%	56.159%
Against	86,751.7768	1.150%	2.170%
Abstain	160,029.1248	2.121%	4.003%
Broker Non-Votes	1,505,715.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%

Proposal 3: To approve the following changes to fundamental investment restrictions:

PROPOSALS 3A-3F DID NOT PASS ON MAY 5, 2009.

3. Approval of the following changes to fundamental investment restrictions (See Proxy Statement for Fund(s) voting on this Proposal):

3A. Revise:
Concentration
Affirmative Against Abstain	2,234,582.2004	29.612%	55.902%
Broker Non-Votes	105,249.2908	1.395%	2.633%
	151,734.0518	2.011%	3.796%
	1,505,716.0000	19.953%	37.669%

TOTAL	3,997,281.5430	52.971%	100.000%

3B. Revise:
diversification
Affirmative Against Abstain	2,227,998.2004	29.526%	55.739%
Broker Non-Votes	104,700.2908	1.387%	2.619%
	158,869.0518	2.105%	3.974%
	1,505,714.0000	19.953%	37.668%

TOTAL	3,997,281.5430	52.971%	100.000%

3C. Revise: Underwriting

Affirmative Against Abstain	2,236,602.2924	29.640%	55.953%
Broker Non-Votes	97,684.2908	1.294%	2.444%
	157,280.9598	2.084%	3.935%
	1,505,714.0000	19.953%	37.668%

TOTAL	3,997,281.5430	52.971%	100.000%

3d. Revise: Real estate
Affirmative Against Abstain	2,211,426.3180	29.306%	55.324%
Broker Non-Votes	123,253.1732	1.633%	3.083%
	156,887.0518	2.079%	3.925%
	1,505,715.0000	19.953%	37.668%

TOTAL	3,997,281.5430	52.971%	100.000%

3e. Revise: Loans
Affirmative Against Abstain	2,232,961.2474	29.591%	55.863%
Broker Non-Votes	100,590.2438	1.333%	2.516%
	158,016.0518	2.094%	3.953%
	1,505,714.0000	19.953%	37.668%

TOTAL	3,997,281.5430	52.971%	100.000%

3F. Revise: Senior
Securities
Affirmative Against Abstain	2,207,996.1950	29.260%	55.238%
Broker Non-Votes	126,947.2962	1.682%	3.176%
	156,626.0518	2.076%	3.918%
	1,505,712.0000	19.953%	37.668%

TOTAL	3,997,281.5430	52.971%	100.000%

Proposal 4: To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to compensation plans.

PROPOSAL 4 DID NOT PASS FOR ALL CLASSES OF SHARES ON MAY 5, 2009.

Class A—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	1,346,637.5774	26.788%	53.273%
Against	82,453.9968	1.640%	3.262%
Abstain	127,350.9588	2.533%	5.038%
Broker Non-Votes	971,343.0000	19.322%	38.427%
TOTAL	2,527,785.5330	50.283%	100.000%

Class B—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	184,428.0700	39.920%	57.786%
Against	4,066.0000	.880%	1.274%
Abstain	7,225.0000	1.564%	2.264%
Broker Non-Votes	123,439.0000	26.718%	38.676%
TOTAL	319,158.0700	69.082%	100.000%

Class C—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	360,605.2590	27.434%	51.532%
Against	33,807.9740	2.572%	4.831%
Abstain	20,064.7070	1.526%	2.867%
Broker Non-Votes	285,298.0000	21.705%	40.770%
TOTAL	699,775.9400	53.237%	100.000%

Proposal 6: To revise merger approval requirements for John Hancock Equity Trust

PROPOSAL 6 DID NOT PASS ON MAY 5, 2009.

6. Revision to merger approval requirements (all Trusts).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	1,889,325.5250	25.037%	51.651%
Against	111,898.5630	1.483%	3.059%
Abstain	150,931.2110	2.000%	4.126%
Broker Non-Votes	1,505,713.0000	19.953%	41.164%
TOTAL	3,657,868.2990	48.473%	100.000%